Exhibit 10.9

CONFIDENTIAL TREATMENT REQUESTED—REDACTED COPY

Confidential Treatment has been requested for portions of this Exhibit. Confidential portions of this Exhibit are designated by [*****]. A complete version of this Exhibit has been filed separately with the Securities and Exchange Commission.

SUPPLY AGREEMENT

The following parties enter into this private instrument in strict compliance with the law:

(I)

STONE PAGAMENTOS S.A., a publicly-held company, headquartered in the City of São Paulo, State of São Paulo, at Rua Fidêncio Ramos, 308, 10º andar, conjunto 102, Vila Olímpia, CEP 04551-010, enrolled with the National Roll of Legal Entities of the Ministry of Finance (“CNPJ/MF”) under No. 16.501.555/0001-57, herein represented in accordance with its Bylaws (“Stone”);

(II)

PAX BR COMERCIO E SERVICOS DE EQUIPAMENTOS DE INFORMATICA LTDA., a limited liability company, headquartered in the City of Cotia, State of São Paulo, at Rua Santa Mônica, No. 1391, Lote: 03; Quadra: AH, Parque Industrial San Jose, CEP 06.715-865, enrolled with the National Roll of Legal Entities of the Ministry of Finance (“CNPJ/MF”) under No. 11.603.135/0001-68, herein represented pursuant to its Articles of Incorporation (“PAX”); and

(III)

TRANSIRE FABRICAÇÃO DE COMPONENTES ELETRONICOS LTDA., a limited liability company headquartered in the city of Manaus, State of Amazonas, at Avenida Oitis, 2449, CEP 69089-035, enrolled with the National Roll of Legal Entities of the Ministry of Finance (“CNPJ/MF”) under No. 21.785.364/0001-02, herein represented pursuant to its Articles of Incorporation (“Transire”).

PAX, Transire and Stone shall hereinafter be collectively referred to as “Parties” and individually as “Party”, and PAX and Transire shall hereinafter be collectively referred to as “Contractors”.

NOW, THEREFORE, THE PARTIES RESOLVE to enter into this Supply Agreement (“Agreement”), which shall be governed by the following terms and conditions:

1.    OBJECT

1.1.    The object of this Agreement is the supply, by the Contractors to Stone, of movable property, as described in the Annexes to this Agreement (“Supply”). The Supply and its peculiarities, deadlines, prices, adjustments and conditions are specified in the Annexes attached hereto, which are integral and inseparable parts of it.

1.1.1.    If there is a divergence between the Annexes and the terms and conditions of this Agreement, the Agreement shall prevail over for all legal and de facto purposes.

1.1.2.    For the understanding and construction of the Agreement, some definitions, written in capitalized letters, both in the singular and plural forms, as applicable, and defined in the Contract and in the Annexes attached hereto are hereby adopted.

2.    STONE’S OBLIGATIONS

2.1.    Stone hereby undertakes to pay for the Supply in accordance with Clause 4 below.

2.2.    Stone shall notify Contractors in writing, inclusively by e-mail, of any irregularities found in the Supply, for Contractors’ immediate remediation, under penalty of Termination of the Agreement for Cause.

3.    CONTRACTORS’ OBLIGATIONS

3.1.    The Contractors shall comply with any and all rules and/or procedures determined by Stone for the Supply, as amended from time to time, taking all necessary steps to do so.

3.2.    The Contractors shall immediately replace any service provider allocated to the Supply, whenever required and requested by Stone, at no additional cost, provided the need is duly proven.

3.3.    The Contractors shall be liable for any and all taxes (such as taxes, fees, emoluments, tax and parafiscal, etc.) that are assessed or might be assessed on the Supply, without the right to reimbursement, except in the case where Stone is the withholding source, in accordance with the applicable law. In this case, Stone will deduct and collect directly the taxes required by the current regulation.

3.4.    The Parties undertake to indemnify each other and hold them harmless for any and all losses that have been proven to have been incurred (including, without limitation, due to fines and/or penalties) as a result of the direct or indirect noncompliance with any obligations provided for hereunder or in the Annexes. If the Party makes any payment arising from the losses incurred, the other Party shall reimburse it and may also discount and/or offset any amounts due and/or payments corresponding to losses incurred hereunder from any amounts that might be due.

3.5.    For purposes of this Agreement, “Losses” means any claims, administrative and legal proceedings filed by third parties including, but not limited to, Stone, including after the expiration of the term of this Agreement, and the Contractors are hereby required to bear any and all losses, obligations, demands, liabilities, constrictions, damage, fines, costs or expenses, attorney’s and other experts’ fees, legal fees borne by the loser, as well as legal costs or any interest, fine or penalty, whether they have already been incurred or are to be incurred in the future by Stone in this sense, and Stone is hereby allowed, in this case, to withhold and/or offset the amounts due to Contractors to cover any Loss.

3.6.    Except when expressly authorized by Stone, the Contractors and their agents are hereby aware that they shall not be able to make any declaration, undertake any obligation or receive any payment on Stone’s behalf.

3.7.    The Contractors hereby undertake to comply with and require their agents to comply with all the rules related to a worker’s health and safety, including required personal protective equipment and determine its proper use in order to prevent any work accident.

3.8.    Notwithstanding the foregoing, Stone reserves itself the right to demand from the Contractors, at any time, any other documents that it deems proper to the Supply that is the subject matter hereof, and the Contractors shall, in turn, be required to provide such documents within two (2) business days of Stone’s notice in this regard, under penalty of Termination of this Agreement for Cause.

3.9.    Contractors may use Stone’s names and/or marks under the strict terms of this Agreement, upon the prior and express consent of Stone, in the forms, colors and models indicated and previously approved by Stone, and it may not alter or use them improperly or in such a way that violate Stone’s property rights. Any use outside these limits shall result in the payment of an indemnity by the Contractors to Stone. The use of Stone’s names and/or trademarks does not transfer to the Contractors any intellectual property rights that Stone holds or might create, build or acquire.

3.10.    The Contractors are required to make available the equipment with the insertion of the map of cryptographic keys in version 1.08 or higher, with the respective cryptographic keys of the accreditors indicated in said map, under the terms and conditions indicated by ABECS.

4.    THE PRICE

4.1.    Stone shall pay to the Contractors, for the Supply, the amount set forth in the Annexes attached hereto, which shall include all costs and expenses involved. The Contractors hereby declare that they are aware and agree that no further payment under the title of reimbursement or additional expense shall be made by Stone.

4.2.    In the event of extenuating circumstances that could impair the economic-financial balance of this Agreement, the Parties may propose changes in the compensation and/or any conditions referred to herein, upon written notice to the Contractors. In the event the Parties do not reach an agreement within thirty (30) days from the date of remittance of the notice, either Party may terminate this Agreement without incurring any liens and/or penalties. In the event that the Parties determine there is a financial loss related to this Agreement, the Contractors undertake the responsibility to comply with the new amount and the conditions proposed during the term established in this Clause.

4.2.1.    Notwithstanding the provision of the introduction (caput) of this Clause, the amount due as a result of this Agreement, and its respective purchase orders, shall not be arbitrarily increased by the Contractors, not even due to changes in the applicable tax rate. In the event of any request by the Contractors to this effect, the original conditions of the purchase orders shall necessarily be maintained for at least 90 (ninety) days, after which Stone may terminate the Contract without incurring any penalty if the Parties fail to reach an agreement on the new conditions, committing to acquire the personalized equipment until the termination date, if the Contractors present an inventory with descriptions of such equipment.

4.3.    The Contractors shall issue invoices/bills of service by the [*****] and said invoice shall be sent by e-mail to Stone within [*****] after issuance.

[*****] Confidential material redacted and filed separately with the Securities and Exchange Commission.

4.4.    The email addresses for the remittance shall be informed by Stone and the invoice/bill of service shall be sent only to those addresses. In case of e-mail address change, Stone shall inform the Contractors. Only invoices/bills of service sent by e-mail shall be considered, and the invoices/bills of service sent by mail shall not be accepted.

4.5.    In case of delay by the Contractors to submit the invoice/bill of service within 48 (forty-eight) hours after their issuance, the deadline for payment by Stone of the corresponding amounts shall be automatically extended by the same number of days equivalent to the delay by the Contractors, without the application of any penalties to Stone.

4.6.    If invoices/bills of service have been issued incorrectly or in disagreement with current legislation, the deadline for payment will be counted from the day of their correct resubmission.

4.7.    Should any item be challenged, Stone shall release the uncontroversial amount until the parties reach an agreement on the disputed amount.

4.8.    The invoices/bills of service shall be due within [*****] from the receipt of the equipment at the Distribution Center with the due approval of the quality control.

4.9.    All invoices/bills of service shall indicate in the Note field the month and/or period of reference of the Supply.

4.10.    The invoices/bills of service shall be paid by bank deposit, in which case the Contractor shall be required to inform the bank details for the deposit in the Note field.

4.11.    The bank details for deposit shall belong to a person with the same CNPJ number of the invoice and both must correspond to the Contractors. No payment under this Contract shall be made to third parties.

[*****] Confidential material redacted and filed separately with the Securities and Exchange Commission.

5.    EFFECTIVENESS

5.1.    This Agreement shall be in force for an indefinite period, as of the date of its execution and may be terminated by either Party, by written notice by one of the Parties to the other, at least thirty (30) days in advance. In any case of termination, the Contractors must comply with the deadlines for the delivery of equipment provided for in the purchase orders already posted. Stone shall comply with the payment conditions set forth herein related to the equipment ordered by the date of submission of the notice referred to herein.

5.1.1.    Notwithstanding Clause 5.1, in the event Stone receives the notice for termination and assesses that the interruption of the Supply may impact its operation, Stone may counter-notice the Contractors, setting a new Delivery term, in order to transfer the Supply to another contractor (“Transfer Period”). Stone undertakes the responsibility to carry out the transfer as quickly as possible, and the Transfer Period shall not exceed six (6) months counted from the date of the counter-notification sent by Stone.

5.2.    Either Party may terminate this Agreement immediately if the other Party:

(i)    Has a judicial or extrajudicial recovery suit filed against it or had its bankruptcy ordered; or

(ii)    Performs activities deemed illegal or wrongful.

5.3.    Without prejudice to other terms and conditions, this Agreement may be immediately terminated for cause by Stone, without the need of prior notice, in the following cases, without prejudice to the respective indemnity, by the Contractors to Stone (“Termination for Cause”):

a)    Contractors’ failure to comply with any obligations hereunder and/or related to the Supply;

b)    Assignment or transfer of the Contract by the Contractors, in whole or in part, without prior notice to Stone;

c)    Change in the nature of Contractors’ business (corporate purpose), their addresses, registration data, corporate structure, partners and/or officers without prior notice to Stone;

d)    If the authorizations, concessions, licenses and permits required for the regular performance of the Contractors’ activities or for the performance of any obligation under this instrument are not renewed or if they are canceled, revoked or suspended;

e)    A statement made or deemed to have been made by the Contractors is incorrect or misleading;

f)    If the Contractors are found to be in violation or if an investigative proceeding is started in order to establish a breach by themselves and/or their respective officers and/or shareholders of a legal or regulatory norm related to the practice of corruption or acts harmful to the public administration, under any jurisdiction, including, without limitation, Law No. 12.846/13 or if, as a direct or indirect result of any action or omission by any of its officers and/or shareholders, its reputation is adversely affected; or

g)    If the Contractors suffer an adverse change in their financial and/or equity status if there are events that may affect their operational, legal or financial capacity.

6.    NOTICES BY THE PARTIES

6.1.    Notifications, communications and notices shall be sent by the Parties, always in writing, upon return of receipt, e-mail or acknowledgment of receipt, and delivered to the following addresses:

For Stone:

C/o: Legal with copy to Logistics

Address: Rua Fidêncio Ramos, nº 308, Torre A, 10º andar, Vila Olímpia, São Paulo – SP

E-mail: juridico@stone.com.br with copy gcoutinho@stone.com.br with copy ymarinho@stone.com.br

E-mail for remittance of invoices: rtrevizano@stone.com.br; vlino@stone.com.br; isabela.puglisi@stone.com.br; ymarinho@stone.com.br; nfe@stone.com.br

For PAX:

C/o: Tiago Cabral

Address: Rua Santa Monica, n° 1391, Lote: 03; Quadra: AH; Parque Industrial San Jose, zip code 06.715-865

E-mail: tcabral@paxbr.com.br; juridico@paxbr.com.br

For Transire:

C/o: Tiago Cabral

Address: Avenida Oitis, 2449, CEP 69089-035

E-mail: juridico@transire.com.br

6.2.    The Parties shall keep their respective registration data up to date, informing the other party about any changes to the data provided.

7.    OBLIGATION TO KEEP DATE CONFIDENTIAL AND SECURE

7.1.    The Parties undertake to maintain strict confidentiality on any information, industrial or commercial secrets or ideas of a confidential nature of the other Party to which it has access (“Confidential Information”) and use the same means that they use for the protection of their own confidential information, and require the parties engaged by them in the development of the subject matter of the Agreement to ensure the confidentiality of this information, and the disclosing party may require the other Party to obtain confidentiality agreements from these third parties under the same terms as this clause, before its disclosure.

7.2.    Confidential Information may only be disclosed to third parties involved in the development of the subject matter of the Agreement to the extent that such disclosure is required.

7.3.    The following information is not deemed Confidential Information if (i) it is in the public domain prior to its receipt by the receiving Party; (ii) it falls into the public domain as a result of publication or otherwise in any manner authorized by the Party which held it, without any breach of this Agreement by the receiving Party ; (iii) it was lawfully known by the other Party prior to its disclosure (as evidenced by documentation in the possession of the receiving Party); (iv) it is independently developed by the receiving Party or any of its representatives (as evidenced by documentation in the possession of the receiving Party or its representatives); and (v) the Disclosing Party agrees, in writing, it is not subject to any non-disclosure obligations.

7.4.    The Parties undertake to (i) not use the Confidential Information for any purpose other than those related to the subject matter of this Agreement; (ii) not use, retain or duplicate the Confidential Information for the creation of any file, list or database for its private use or for third parties’ use, except where expressly and previously authorized by the other Party; (iii) neither amend or tamper with Confidential Information in any way, nor subtract or add any element to this information; (iv) keep materials that contain or are related to the Confidential Information filed under the a “confidential” category in restricted access areas, in order to prevent its access, loss, use, reproduction or disclosure to third parties that are strange to this Agreement; (v) keep the Confidential Information held by its computers or in any type of hardware with personal access protected by password and made available exclusively to the persons involved in the subject matter of the Agreement.

7.5.    The Parties undertake to notify the other Party in advance of the need to disclose the Confidential Information as a result of compliance with a judicial or administrative order.

7.6.    The Contractors hereby declare that they are aware and agree that Stone shall provide information, including Confidential Information, in compliance with the law, regulatory acts from governmental authorities and agencies or even the rules of the Card Industry.

7.7.    The Parties undertake the responsibility to immediately notify the other Party, in the event of unauthorized disclosure of any Confidential Information, and detail the acts performed to correct the cause of such unauthorized access, as well as defend and claim in favor of the other Party, in court, if necessary, all the rights it holds under this Agreement or provided by law, and compensate it for any damages arising from such disclosure.

7.8.    The Contractors undertake the obligation to comply with all information security requirements set forth by Stone, the Payment Arrangement Organizers and/or the PCI Security Standards Council, according to the most up-to-date version available on its website (https://www.pcisecuritystandards.org/), renewing the certifications in accordance with the deadlines established by said rules, and it must store only the Confidential Information required for the operation.

7.9.    The Parties are responsible for the security of all information provided, as well as for any unauthorized use of such information, regardless whether such unauthorized use is made by Customer or any other third party who has access to the information due to any Stone’s action.

7.10.    The Contractors accept and agree that representatives of Stone and/or of the group of individuals or legal entities (Stone, national or foreign, banking or non-banking institutions authorized by the payment arrangement organizers, partners or any other financial institution that holds the licenses of use of the payment arrangement organizers, service providers, suppliers, among others) that, according to the rules, procedures and contracts that regulate the activity, and with the use, in an interconnected manner, of the operational technology and adequate equipment, carry out capture, routing, transmission, processing and financial settlement operations of the payments transactions, in order to enable the management of payments through the use of cards and/or other means of payment (other members of the “Stone System”), may inspect, upon prior notice and indication, their offices, books and records, point of sale terminals, hardware and software, for the specific purpose of verifying whether the Confidential Information is securely stored and processed.

7.11.    Upon termination of this Agreement, for any reason or at the request of the Party, the other Party shall return all originals and copies of the Confidential Information of the other Party in its possession, fixed on any tangible media, and delete such information from its files, database and hardware.

7.12.    The contractual duty of confidentiality of the Confidential Information shall remain in effect for the duration of this Agreement and for a term of five (5) years from its termination, without prejudice to the fact that the legal duty of confidentiality in relation to Confidential Information that is considered a trade secret under the applicable law shall remain in force for an indefinite period until such Confidential Information ceases to have such feature.

8.    RESPONSIBILITY FOR THIRD PARTY CLAIMS

8.1.    Any indemnity payable by Stone to the Contractors pursuant to this Agreement shall be limited to direct damages, calculated in a final and unappealable judgment, excluding any obligation to indemnify indirect damages or loss of profits, pain and suffering, social damages, punitive damages, as well as damages arising from contracts with third parties entered into by the Contractors on a voluntary basis. In any event, the indemnity payable by Stone shall be limited to the amount corresponding to the Supply paid to the Contractors in the last three (3) months prior to the action or omission that generated the indemnification obligation provided for herein.

8.1.1. Stone shall employ its best efforts to exclude the Contractors from any judicial, extrajudicial or administration action that revolve around client relationship, installation services, or applications inserted in the equipments, which are of Stone responsibility, and in the event of the impossibility of such exclusion, Stone shall reimburse the Contractors for all documented costs relating to the defense and compliance of the Contractors.

8.2.    In the event of Stone being sued, administratively, in court or not, by any labor, tax or civil liability, by any third party, including subcontractors, tax authorities, employees, contractors or any third party involved in any way with the Contractors, for an act derived from Contractors, for which they are culpable or not, Contractors are responsible for taking immediate responsibility for the obligations required in said proceedings, holding Stone exempt from any liability and/or losses.

8.3.    The Contractors will use their best efforts to exempt Stone from any claim under the terms of the Clause above. In the event that the Contractor’s efforts are not able to exclude Stone from any of the aforementioned judicial, extrajudicial or administrative claims, and/or in the event that Stone chooses to defend itself, the Contractors shall immediately bear any and all costs, expenses and/or charges related to the claim, including attorney’s fees and legal costs due to defeat, and transportation, food and lodging expenses, as well as all other expenses required to defend itself and in case of its conviction.

8.4.    The Contractors shall reimburse Stone for any costs and expenses duly evidenced and related to judicial, extrajudicial or administrative claims, such as, but not limited to, attorney’s fees and legal costs from defeat, as well as, travel, food and lodging expenses.

8.5.    This Agreement does not create any employment relationship between the employees of the Contractors and Stone, including its subcontractors or agents, and all expenses of such Employees shall be borne exclusively by their employers and Contractors herein, including the charges arising from current labor, social security or fiscal or severance fund law.

8.6.    Stone may request from the Contractors, at any time, the vouchers and certificates proving the payment of labor, tax and severance fund obligations related to its employees. The Contractors agree that Stone may, at its sole discretion and at any time, audit the Contractors on any information and/or document aiming at checking the compliance with the provisions of this Clause and the Agreement. The audit referred to herein may be carried out by Stone or by a third party appointed and compensated by it, and the Contractors shall at all times ensure wide and unrestricted access to all relevant documents.

9.    COMBATTING AND PREVENTING CORRUPTION AND MONEY LAUNDERING

9.1.    The Contractors declare, for themselves and their Representatives, as defined below, that they act in accordance with all laws, regulations, manuals, policies, and any provisions related to the combatting and prevention of corruption and money laundering, including, but not limited to: (i) applicable Brazilian law, (ii) the Foreign Corrupt Practices Act (FCPA), (iii) the UK Bribery Act; (iv) international conventions and covenants to which Brazil is a signatory, and (v) Stone’s policies and manuals.

9.2.    Representatives. For the purposes of this Clause, “Representatives” shall be deemed to be all persons who are members of its economic groups, partners, directors, officers, partners, attorneys, advisors, consultants, employees, agents, subcontractors or any third parties directly or indirectly related to the Contractors, as well as any individual or legal persons, including those who directly or indirectly exercise control over such legal entity, as well as its controlling companies, subsidiaries, affiliates, related companies and companies under common control, pursuant to Law No. 6404/1976, as amended.

9.3.    The Contractors hereby declare that they are aware of Stone’s policies that involve combating and preventing corruption and money laundering and that it has not performed, performs and shall not perform any act or practice that directly or indirectly involves gifts, promises, bribery, extortion, authorization, request, acceptance, payment, delivery or any other act related to improper pecuniary advantage or any other illegal favor in disagreement with the above mentioned and applicable law.

9.4.    The Contractors undertake to inform Stone and to deliver training to all their Representatives on the provisions set forth in this Clause and on practices involving the combatting and prevention of corruption and money laundering, as well as implement, if not already implemented, policies, conducts and rules that are consistent with the practices established herein.

9.5.    The Contractors undertake to inform Stone if any of their Representatives have already exercised or exercise a Public Authority function, as defined below, as well as all family relations or close personal relationships concerning their Representatives with any Public Authority.

9.6.    Public Authority. For the purposes of this Clause, “Public Authority” shall mean, but is not limited to, any person, agent, employee or third party engaged in activities in departments, institutions, associations, entities or agencies of the direct or indirect public administration, as well as any employee, family member, relative or next of kin.

9.7.    Any failure to comply with the provisions set forth herein by the Contractors or their Representatives shall be considered a serious breach and may result in termination by Stone, which may, at its sole discretion, automatically withhold payment for services and/or suspend the obligations arising from this Agreement. Any breach of this Clause, by the Contractors or their Representatives, shall also give rise to the obligation to indemnify Stone for any losses and damages caused.

9.8.    During the term of this Agreement, the Contractors may not subcontract any agent, service provider, consultant, distributor, supplier, among others, without Stone’s prior and express consent.

9.9.    The Contractors undertake the responsibility to promptly notify Stone in the event of any breach, suspected violation or any irregular situation arising out of Stone’s internal policies and conduct, as well as the Brazilian anti-money laundering and corruption laws and regulations, and international agreements and covenants that regulate the subject.

10.    SOCIAL LIABILITY

10.1.    The Parties represent that they are in compliance with the prevailing labor legislation, undertaking to: (i) not make use of forced or compulsory labor, (ii) not subject their employees to conditions similar to slave labor, and (iii) not use child labor in activities related to the performance of this Agreement.

10.2.    The Parties undertake not to carry out any kind of discriminatory act in their contracting, respecting the dignity of the human person and the current constitutional norms of the Country.

10.3.    The Parties agree to prohibit any form of harassment with respect to their employees and service providers.

10.4.    The Parties undertake to comply with the laws in force in Brazil, including those related to health and safety at work, in addition to complying with the good environmental practices and law, if applicable, in order to minimize risks and reduce the environmental impacts.

11.    THE OPERATIONAL RISKS

11.1.    The Contractors shall implement an operational risk management structure that provides, at least: (i) a contingency plan and other mechanisms that ensure the continuity of services rendered; (ii) mechanisms for the protection and security of data stored, processed or transmitted; (iii) mechanisms for the protection and security of networks, electronic sites, servers and communication channels aiming to reduce vulnerability to attacks; (iv) procedures to monitor, track and restrict access to sensitive data, networks, systems, databases and security modules; (v) monitoring of data security failures and end-user complaints in this regard; (vi) review of security measures and data confidentiality, especially after the occurrence of failures and prior to changes in infrastructure or procedures; (vii) preparation of reports that indicate procedures for correcting identified failures; (viii) testing that ensure the robustness and effectiveness of the data security measures deployed; (ix) segregation of functions in information technology environments for development, testing and production; (x) proper identification of the end user; (xi) mechanisms for end-user authentication and authorization of payment transactions; (xii) processes to ensure that all payment transactions can be adequately tracked; (xiii) payment transaction monitoring and authorization mechanisms, aimed at preventing frauds, detecting and blocking suspicious transactions in a timely manner; (xiv) specific evaluations and filters to identify transactions deemed to be high risk; (xv) notification to the end user about any failure to perform a transaction; and (xvi) mechanisms that allow the end user to verify that the transaction was performed correctly.

12.    THE AUDIT

12.1.    The Contractors shall authorize Stone to take appropriate measures to ensure proper compliance with the Agreement, including the following:

(i)    To allow access to Stone’s internal and external auditors, during the term of the Agreement and for a period of three years after the final payment under the Contract, to all relevant books, documents, papers and records of the Contractors and involving the transactions covered by the Agreement. All expenses and costs incurred in carrying out audits shall be borne by Stone. The Contractors must cooperate with Stone, providing the requested information, within reasonable limits.

(ii)    The Contractors shall make available the information and documents necessary for carrying out an audit and/or audit work, with a scope limited to the transactions related to the subject matter of this Agreement. The Parties may, at their discretion, appoint a representative to follow up the audit work.

(iii)    Information arising out of the audit work performed in the manner set forth above shall be kept confidential by the Contractors, including upon termination of this Agreement, and the disclosure of such information shall be subject to Stone’s prior written consent.

(iv)    Any information and/or document for the purpose of verifying compliance with the provisions of Clause 9 above.

13.    GENERAL PROVISIONS

13.1.    The Contractors are solely and exclusively liable before their employees and agents, and shall bear all expenses incurred, including the charges established by current labor, social security, severance fund (FGTS) or any other law.

13.2.    This Agreement has no exclusive nature.

13.3.    This Agreement may be supplemented and/or amended by amendments executed by the Parties.

13.4.    The forbearance of the Parties for any breach of obligations undertaken herein shall not be deemed a waiver of any right, but otherwise a mere tolerance, and shall not prevent the Party from requiring the full performance of this Agreement at any time.

13.5.    It is agreed that all documents and notices exchanged between the Parties shall be valid for the term of this Agreement and its Annexes, provided they are duly initialed and signed by the Parties hereto.

13.6.    The Parties acknowledge and agree that this Agreement shall be valid retroactively from October 2017, the start date of the operation between the Parties.

13.7.    The provisions of this Agreement shall supersede any prior agreements between the Parties regarding the conditions set forth therein.

13.8.    The Central Court of the city of São Paulo, State of São Paulo , is hereby elected as the venue to resolve any disputes arising from this Agreement, and the Parties waiver any other, however privileged it may be.

In witness whereof, the Parties sign this Supply Agreement in two (2) counterparts of equal form and content, together with two (2) witnesses, so that it may produce all its legal effects.

São Paulo, October 15, 2018.

/s/ Sandra Bolfer /s/ Caio Fiuza	/s/ Gilberto Rodrigues de Novaes Filho
STONE PAGAMENTOS S.A.	PAX BR COMERCIO E SERVICOS DE EQUIPAMENTOS DE INFORMATICA LTDA.

/s/ Gilberto Rodrigues de Novaes Filho
TRANSIRE FABRICAÇÃO DE COMPONENTES ELETRONICOS LTDA.

Witnesses:

/s/ Leonardo Amaznoas Machado	/s/ Ana Luisa Constantino Santos
Name:	Name:
ID Card:	ID Card:

ANNEX I

1. GENERAL CONDITIONS

•	For each proposal submitted, PAX shall present a schedule with the delivery dates. A fine will be applied in case of delayed delivery of equipment.

•	The Contractors must, at least [*****] in advance, send to Stone the serial numbers and invoices for systemic entry.

•	Deliveries must always be made by [*****] on the agreed day.

•	Deliveries and billing can only be delayed upon Stone’s request within a maximum period of up to [*****].

•	The deadline for all orders is a maximum of [*****] calendar days for D210N and [*****] calendar days for S920.

•	The following shall not be deemed delay in case of Act of God and/or Force Majeure:

A) Act of God means any of the following situations, provided they are duly proven by the Contractors:

i. Strike at SUFRAMA

ii. Strike at SEFAZ

iii. Strike of all types of carriers used in the operation, provided all means available for completion of delivery have been exhausted; (INFRAERO and Air Companies)

iv. Strike at the Federal Internal Revenue Service (RFB)

v. Natural Disaster

2.    Quality Control

A Quality Control (QC) check will be carried out on each item upon receipt of the order. The rejection by QC shall lead to a refusal to receive the order.

The Quality Control process can take up to 5 (five) business days to be completed, as well as the respective refusal.

The Contractors shall be subject to a fine in case of erroneous and/or defective deliveries and/or deliveries refused in QC, under the terms of item 4, below.

[*****] Confidential material redacted and filed separately with the Securities and Exchange Commission.

3.    Delivery Addresses

The orders can be delivered at the following addresses:

•	[*****]

•	[*****]

•	[*****]

•	[*****]

•	[*****].

New delivery locations can be added as required by Stone.

4.    Fines and Penalties

In the case of late delivery of equipment, a fine of [*****] will be charged in respect to the amount of the invoice(s) per business day of delay, limited to [*****]. In the event of a delay of more than ten (10) business days, Stone may cancel the purchase, free of charge, as long as the delay is not caused by a verifiable Act of God, as specified in Annex I (A).

In the case of failure in passing Quality Control, or in case of tax or serial number divergences that make it impossible for Stone to make entries on the system (or if the serial number has not been informed by electronic file prior to delivery), PAX has the deadline indicated below to regularize the problem given Stone’s notice of non-conformance by e-mail. After this deadline, the period from Stone’s notice to the day of regularization shall be considered as days of delay and the same fine above shall be charged.

REASON	TERM FOR REGULARIZATION
Refusal in QC	[*****]
Tax divergence	[*****]
Divergence in Serial Number/No Serial number provided	[*****]

The fine must be paid via debit note and in laboratory services, being: 50% for each modality, and the amount will be discounted in the payment in the sales note in case of use of debit note.

[*****] Confidential material redacted and filed separately with the Securities and Exchange Commission.

In the evidence of fault, defects or epidemic defects in the Equipment after their receipt by Stone, Contractors shall be responsible for the total costs equivalent to the Field Maintenance Service, in effect at the time, for their correction, and all costs incurred (cost of receiving and shipping in the CD, transportation, cost of relationship with customer (call center), laboratory, among others).

Failure, defect, or epidemic defect shall mean any failure arising from the design or engineering failure, and any and all failures that may occur or have arisen through the external action of Stone and its affiliated establishments shall be excluded from this definition, whether resulting from misuse, handling, storage and/or storage at an improper place, exposing the product to improper actions.

The amount related to this cost shall be paid to Stone by the Contractor via a debit note, within up to 5 business days after its awareness.

ANNEX II

1.	EQUIPMENT AND SUPPLIES

a)	The EQUIPMENT to which this contract refers are of the PIN PAD, D180, POS S920, D210N type, which are certified and have been submitted to homologation by the CUSTOMER itself.

b)

The EQUIPMENT must be packed in individual boxes, according to the Mock-up and Art approved by the Customer (in case of customization), and cannot have or suffer any change without prior authorization of the CUSTOMER, or TRANSIRE standard model.

c)	The EQUIPMENT and its supplies, hereinafter referred to as “KIT”, shall be composed of:

(i)	Equipment, with its respective label, if applicable;

(ii)	Battery;

(iii)	Back cover;

(iv)	Coil Cover;

(v)	Product Manual;

(vi)	Power source and power cable duly tied;

d)	The KIT shall be supplied entirely by TRANSIRE.

ANNEX III

Prices

MODELS	FIXED VALUE PER UNIT	VARIABLE PART
S920	$[*****]	[*****]
D210N	$[*****]	[*****]
D180	$[*****]	[*****]

[*****] Confidential material redacted and filed separately with the Securities and Exchange Commission.